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                                                                    Exhibit 99.1

Contact:   Lucy Flynn, Wang
           (508) 967-6440, lucy.flynn@wang.com


WANG COMPLETES SALE OF ITS SOFTWARE BUSINESS TO KODAK

BILLERICA, Mass. (March 17, 1997) -- Wang Laboratories Inc. (NASDAQ:WANG) today announced the completion of the sale of its software business to Eastman Kodak for $260 million in cash as previously announced on January 29.

     Headquartered in Billerica, Wang is a leading global network and desktop integration and services company. With annual revenues of $1.4 billion, Wang provides a comprehensive range of information technology services for today's network-centric business environment. Services include systems architecture and installation, warranty and help desk support, maintenance, software support, and administration of local area networks (LANs) and wide area networks (WANs). With over 10,000 people in approximately 130 countries, Wang designs, operates, and maintains global computing and telecommunications networks for defense and civilian government agencies as well as some of the world's largest commercial organizations. Information about Wang and its services can be found on the World Wide Web at www.wang.com.

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